UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 18, 2011

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 18, 2011, Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Hotels & Resorts, Inc. (“Host REIT”) acts as sole general partner, issued $300 million aggregate principal amount of Series Y senior notes bearing interest at a rate of 6% per year due in 2021. The notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now, Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee (the “senior notes indenture”). The notes pay interest semi-annually in arrears. The notes were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time, upon not less than 30 nor more than 60 days’ notice, the Series Y senior notes will be redeemable at Host L.P.’s option, in whole or in part, at a price equal to 100% of their principal amount, plus a make-whole premium as set forth in the senior notes indenture, plus accrued and unpaid interest to the applicable redemption date.

Host L.P. may also redeem the Series Y senior notes within the period beginning 90 days prior to October 1, 2021, in whole or in part, at a redemption price equal to 100% of the principal amount of the Series Y senior notes to be redeemed, plus accrued and unpaid interest to the applicable date of redemption.

The holders of Series Y senior notes will also have the right to require Host L.P. to repurchase their notes upon the occurrence of a change in control triggering event, as defined in the senior notes indenture, at an offer price equal to 101% of the principal amount of the senior notes plus accrued and unpaid interest to the date of purchase.

Ranking and Security

Under the terms of the senior notes indenture, the senior notes are equal in right of payment with all of Host L.P.’s unsubordinated indebtedness and senior to all subordinated obligations of Host L.P., subject to certain limitations set forth in the senior notes indenture. The senior notes are guaranteed by certain of Host L.P.’s subsidiaries and are currently secured by pledges of equity interests in certain of Host L.P.’s subsidiaries. The guarantees and pledges ratably benefit the notes outstanding under Host L.P.’s senior notes indenture, as well as Host L.P.’s credit facility and certain other senior debt, and interest rate swap agreements and other hedging agreements with lenders that are parties to the credit facility. In the event that Host L.P. completes the refinancing of its existing credit facility as described on the combined Current Report of Host REIT and Host L.P. on Form 8-K filed on November 14, 2011 (Item 8.01 — Negotiation of amended and restated credit facility), it is expected that all guarantees provided by Host L.P.’s subsidiaries and the pledges of the common equity interests of Host L.P.’s subsidiaries securing the Series Y senior notes and Host L.P.’s other outstanding senior notes will be automatically and unconditionally released. Host L.P.’s new credit facility is not expected to initially include any subsidiary guarantees or pledges of equity interests, and the guarantees and pledges are expected to be required only in the event that Host L.P.’s leverage ratio later exceeds 6.0x for two consecutive fiscal quarters at a time that Host L.P. does not have an investment grade long-term unsecured debt rating. In the event that such guarantee and pledge requirement is triggered, the guarantees and pledges would ratably benefit the new credit facility as well as the notes outstanding under Host L.P.’s senior notes indenture and certain hedging and bank product arrangements with lenders that are parties to the new credit facility.

Restrictive Covenants

Under the terms of the senior notes indenture, Host L.P.’s ability to incur indebtedness and make distributions is subject to restrictions and the satisfaction of various conditions, including the achievement of an EBITDA-to-interest coverage ratio of at least 2.0x by Host L.P. (1.7x in the case of distributions to enable Host REIT to pay dividends on any preferred stock). This ratio is calculated in accordance with Host L.P.’s senior notes indenture and excludes from interest expense items such as the gains and losses on the extinguishment of debt, deferred financing charges, and non-cash interest expense recorded as a result of the adoption of accounting standards relating to our exchangeable debentures which are included in interest expense on our consolidated statements of operations. In addition, the calculation is based on Host L.P.’s pro forma results for the four prior fiscal quarters giving effect to certain transactions, such as acquisitions, dispositions and financings, as if they occurred at the beginning of the period. Other covenants limiting Host L.P.’s ability to incur indebtedness and make distributions include maintaining total indebtedness of less than 65% of adjusted total assets (using undepreciated real estate values) and secured indebtedness of less than 45% of adjusted total assets. So long as Host L.P. maintains the required level of interest coverage and satisfies these and other conditions in the senior notes indenture, it may make distributions and incur additional debt under the senior notes indenture. There are exceptions permitting distributions by Host L.P. to Host REIT, and other holders of partnership interests, that are necessary for Host REIT to pay dividends required to maintain its status as a real estate investment trust, even when Host L.P. does not meet the financial covenant tests set forth above.

The senior notes indenture also imposes restrictions on customary matters, such as limitations on capital expenditures, acquisitions, investments, and transactions with affiliates and the incurrence of liens.

Registration Rights Agreement

In connection with the issuance of the Series Y senior notes, Host L.P. also entered into a registration rights agreement, dated as of November 18, 2011 (the “Registration Rights Agreement”), under which Host L.P. agreed, pursuant to customary terms, to make an offer to exchange the Series Y senior notes for registered, publicly tradable notes that have substantially identical terms to the Series Y senior notes. Under the terms of the Registration Rights Agreement, Host L.P. also agreed, in certain limited circumstances, to file a shelf registration statement that would allow certain holders of the Series Y senior notes to resell their respective notes to the public.

Use of Proceeds

Host L.P. intends to use the net proceeds from the sale of the Series Y senior notes, along with available cash and borrowings under Host L.P.’s credit facility, to repurchase or repay $421 million face amount of Host L.P.’s 2 5/8% exchangeable senior debentures due 2027, which holders have the right to put to Host L.P. on April 15, 2012.

Forward-Looking Statements

In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include: our ability to complete the negotiation of the new credit facility having the terms described; our ability to deploy the proceeds of the Series Y senior notes as currently planned; and those risk factors discussed in our Annual Report on Form 10–K for the year ended December 31, 2010, Quarterly Report on Form 10-Q for the quarter ended September 9, 2011, and in other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Forty-first Supplemental Indenture, dated November 18, 2011, by and among Host Hotels & Resorts, L.P., the Subsidiary Guarantors named therein and The Bank of New York Mellon, as successor to HSBC Bank USA (formerly Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

10.1	Registration Rights Agreement, dated November 18, 2011, among Host Hotels & Resorts, L.P., the Guarantors named therein and the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: November 18, 2011	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: November 18, 2011	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Forty-first Supplemental Indenture, dated November 18, 2011, by and among Host Hotels & Resorts, L.P., the Subsidiary Guarantors named therein and The Bank of New York Mellon, as successor to HSBC Bank USA (formerly Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998.

10.1	Registration Rights Agreement, dated November 18, 2011, among Host Hotels & Resorts, L.P., the Guarantors named therein and the Initial Purchasers named therein.